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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 19, 2004
                                (APRIL 15, 2004)

                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)

         LOUISIANA                     0-23383                  72-1395273
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                     Identification No.)

                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 15, 2004, OMNI Energy Services Corp. (the "Company") announced that it has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of April 15, 2004, among the Company, Portside Growth and Opportunity Fund, Provident Premier Master Fund Ltd., Gemini Master Fund, Ltd. and Manchester Securities Corp.

         Pursuant to the terms of the Securities Purchase Agreement, the Company issued to the investors (i) $5.05 million of 6.5% Convertible Debentures (the "Debentures") and (ii) Warrants (the "Warrants") representing the right to purchase in the aggregate 151,500 shares of common stock with an exercise price of $9.00 per share (subject to adjustment as provided therein).

         The Debentures mature in April 2007 and are convertible into shares of common stock after issuance until the maturity date. The initial conversion price is $7.20 per share. Interest will accrue on the Debentures at 6.5% per annum and will be payable quarterly. At the Company's option, and if certain conditions set forth in the Debentures are satisfied, interest may be paid, instead of cash, in whole or in part, in shares of common stock. If the interest is paid in shares of common stock, the shares will be valued at a 5% discount. The holders may elect to require the Company to repurchase in the aggregate up to $4.419 million of the Debentures (the "Put Option"). The Put Option may be exercised in ten (10) consecutive and equal monthly installments commencing the first (or second, depending on effective registration date) full month following the date on which a registration statement filed with the Securities and Exchange Commission, pursuant to the Amended and Restated Registration Rights Agreement among the Company and the investors, becomes effective. The Company will have the option to pay cash or, if certain conditions set forth in the Debentures are satisfied, issue registered common stock with respect to the Put Option. If the Company elects to pay the Put Option with registered common stock, the underlying shares will be valued at a 12.5% discount to the average trading price of the Company common stock for the applicable pricing period. The investors also have a mandatory redemption right if an event of default occurs.

         The Warrants may be exercised during the five year period beginning on the date that is six months and one day after the date the warrants are issued.

         The foregoing discussion is only a summary and is qualified in its entirety by reference to the Securities Purchase Agreement, the Debenture, the Warrant, the Omnibus Amendment, the Amended and Restated Registration Rights Agreement and the press release filed as exhibits hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(C) EXHIBITS

Exhibit Number    Description

4.1 Form of 6.5% Convertible Debenture, dated as of April 15, 2004, among the Company and certain accredited investors (with attached schedule of parties and terms thereto).

4.2 Form of Warrant to Purchase Common Stock, dated as of April 15, 2004, among the Company and certain accredited investors exercisable at $9.00 per share (with attached schedule of parties and terms thereto).

4.3 Omnibus Amendment, dated as of April 15, 2004, by and among the Company and certain accredited investors listed therein.

10.1 Securities Purchase Agreement, dated as of April 15, 2004, by and among the Company and certain accredited investors listed therein.

10.2 Amendment No. 1 to Registration Rights Agreement, dated as of April 12, 2004, by and among the Company and certain accredited investors listed therein.
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10.3              Amended and Restated Registration Rights Agreement, dated as of April 15, 2004, by and among the Company and certain accredited investors listed therein.

99.1              Press Release dated as of April 15, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                OMNI ENERGY SERVICES CORP.
Dated: April 19, 2004

                                                By:     /s/ G. Darcy Klug
                                                    -----------------------
                                                         G. Darcy Klug
                                                    Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION

4.1 Form of 6.5% Convertible Debenture, dated as of April 15, 2004, among the Company and certain accredited investors (with attached schedule of parties and terms thereto).

4.2 Form of Warrant to Purchase Common Stock, dated as of April 15, 2004, among the Company and certain accredited investors exercisable at $9.00 per share (with attached schedule of parties and terms thereto).

4.3 Omnibus Amendment, dated as of April 15, 2004, by and among the Company and certain accredited investors listed therein.

10.1 Securities Purchase Agreement, dated as of April 15, 2004, by and among the Company and certain accredited investors listed therein.

10.2 Amendment No. 1 to Registration Rights Agreement, dated as of April 12, 2004, by and among the Company and certain accredited investors listed therein.

10.3 Amended and Restated Registration Rights Agreement, dated as of April 15, 2004, by and among the Company and certain accredited investors listed therein.

99.1     Press Release dated as of April 15, 2004.